UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11834	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 29, 2004, the Board of Directors of UnumProvident Corporation (the “Company”) elected two new independent directors as members of the Board. The new independent directors are Pamela H. Godwin and Gloria Cordes Larson. The election of Ms. Godwin and Ms. Larson increases the number of directors from eleven to thirteen and the number of independent directors to twelve. The Board has appointed Ms. Godwin to the Compensation Committee and Ms. Larson to the Audit Committee and both have been appointed to a newly created regulatory compliance committee of the Board. A copy of the press release announcing the election of the new directors is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed with this Report:

99.1	Press release of UnumProvident Corporation dated November 29, 2004, announcing election of two directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnumProvident Corporation
(Registrant)

Date: November 29, 2004.	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Corporate Secretary &
Assistant General Counsel

INDEX TO EXHIBITS

EXHIBIT

99.1	Press release of UnumProvident Corporation, dated November 29, 2004, announcing election of two directors.